Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284675

PROSPECTUS SUPPLEMENT
(to Prospectus Supplement dated October 24, 2025)
(to Prospectus Supplement dated September 15, 2025)
(to Prospectus Supplement dated August 29, 2025)
(to Prospectus Supplement dated July 18, 2025)
(to Prospectus Supplement dated June 30, 2025)
(to Prospectus dated May 29, 2025)

Up to $92,000,000
Common Stock

NAUTICUS ROBOTICS, INC.

This prospectus supplement is being filed to update, amend, and supplement certain information in the prospectus dated May 29, 2025 as supplemented by the prospectus supplements dated June 30, 2025, July 18, 2025, August 29, 2025, September 15, 2025 and October 24, 2025. As reported in a current report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2025, and incorporated by reference into this prospectus supplement and the accompanying prospectus, Nauticus Robotics, Inc. (“we” or the “Company”) effected a 1-for-9 reverse stock split of the outstanding shares of the Company's common stock, $0.0001 par value per share (the “common stock”), effective September 5, 2025 (the “Reverse Split”). Unless otherwise indicated herein, all historical share amounts and share price information presented in this prospectus supplement have been proportionally adjusted to reflect the impact of the Reverse Split.

We previously entered into an At The Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC, or Wainwright, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $92,000,000 from time to time through or to Wainwright, acting as agent or principal. From June 30, 2025 through the date hereof, the Company issued and sold 1,895,204 shares on a post-Reverse Split basis (including 1,663,925 shares issued after the Reverse Split, and 2,081,513 shares issued prior to the Reverse Split, which are equivalent to 231,279 shares on a post-Reverse Split basis) pursuant to this at-the-market offering for gross proceeds of approximately $7.02 million and net proceeds of approximately $6.74 million, after deducting commissions and offering expenses. You should read this prospectus supplement as well as the prospectus dated May 29, 2025, the prospectus supplements dated June 30, 2025, July 18, 2025, August 29, 2025, September 15, 2025 and October 24, 2025, respectively, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest.

Our common stock is traded on the Nasdaq Capital Market under the symbol “KITT.” On October 29, 2025, the last reported sale price of our common stock was $1.735 per share.

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Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by applicable law. Wainwright is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement

The compensation to Wainwright for sales of common stock sold pursuant to the Sales Agreement will be at a fixed commission rate of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

As of October 31, 2025, the aggregate market value of the outstanding shares of our common stock held by non-affiliates was approximately $79,324,209, calculated in accordance with General Instruction I.B.6 of Form S-3 and was based on 13,597,456 shares outstanding held by non-affiliates, and a price per share of $5.85 which was the closing price of our common stock on the Nasdaq Capital Market on September 2, 2025. Therefore, the one third limitation on sales specified in General Instruction I.B.6 will no longer apply to additional sales made pursuant to this registration statement, which this prospectus supplement forms part of, on or subsequent to such date. The Company shall be eligible to use this prospectus supplement and the accompanying base prospectus pursuant to General Instruction I.B.1.

We are an emerging growth company and a smaller reporting company as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our securities involves certain risks. See “Risk Factors” on page S-7 of the prospectus supplement and on page 1 of the accompanying prospectus, and in the documents incorporated by reference herein and therein, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

H.C. Wainwright & Co.

 The date of this prospectus supplement is October 31, 2025.
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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $92,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document having a later date incorporated by reference in this prospectus, the statement in the document incorporated by reference modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any and all statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Those statements appear in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference, and include statements regarding the intent, belief, or current expectations of the company and management that are subject to known and unknown risks, uncertainties, and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Except as required by applicable law, we undertake no obligation update or revise any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page S-9, including:

•We are an early-stage company with a history of losses and expect to incur significant expenses for the foreseeable future.

•Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

•We identified material weaknesses in our internal control over financial reporting which we are working to remediate. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

•If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.

•A significant amount of our revenues is derived from a limited number of customers. A material portion of our revenue may be generated by sales to government entities, which are subject to a number of uncertainties, challenges, and risks.

•If we fail to effectively manage our limited financial and intellectual resources, we may not be able to design, develop, manufacture, market, and launch new generations of our robotic systems successfully.

•Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

•We may be unable to raise sufficient affordable capital needed to fund and grow our business.

•If we are successful in commercializing our products and services, our revenue will be concentrated in a limited number of models and a limited number of operating units for the foreseeable future.

•Defects, glitches, or malfunctions in our products or the software that operates them, failure of our products to perform as expected, connectivity issues or operator errors could result in product recalls, lower than expected return on investment for customers, and could cause harm to operators and significant safety concerns, each of which could adversely affect our results of operations, financial condition and our reputation.

•Our ability to manufacture products of sufficient quality on schedule is unproven, and delays in the design, production and launch of our products and services could harm our business, financial condition, results of operations, cash flows, reputation and prospects.

•We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

•We are highly dependent on the services of our senior management and other key employees and if we are unable to attract and retain a sufficient number of qualified employees, our ability to design, manufacture and launch our products, provide services, operate our business and compete could be harmed.

•We incur significant expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition, result of operations, cash flows, reputation and prospects.

•We are dependent on our suppliers, some of which are currently single or limited source suppliers, and the inability or other failure of these suppliers to deliver necessary components of our products at prices and volume and with specifications and performance characteristics acceptable to us, could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects. We have not yet identified all of the suppliers that we are likely to rely on to support future commercialization of our core products.

•We may be unable to adequately control the costs associated with our operations.

•We operate in a competitive industry that is subject to rapid technological change, and we expect competition to increase.

•Our financial results may vary significantly from period to period due to fluctuations in our operating costs, demand for our products and services, seasonal variation and other factors.

•We have yet to achieve positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

•As part of growing our business, we may undertake acquisitions, from time to time. If we fail to successfully select, execute, or integrate our acquisitions, our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.

•If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to grow our business may suffer.

•We have government customers which subjects us to risks including early termination, audits, investigations, sanctions and penalties.

•We may issue a significant number of shares or equity-linked securities in the future in connection with investments or acquisitions or other efforts to raise capital.

•If certain holders of common stock sell a significant portion of their securities, it may negatively impact the market price of the shares of our common stock and such holders still may receive significant proceeds.

•If we are unable to maintain compliance with Nasdaq’s listing criteria, including their minimum bid price rule and minimum market value and stockholder equity requirement, Nasdaq may delist the Company’s stock.

•We are an emerging growth company and smaller reporting company, and as such are subject to various risks unique only to emerging growth companies, including, but not limited to, risks associated with taking advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, which could, among other things, make our securities less attractive to investors and may make it more difficult to compare our performance with certain public companies.

•We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to investors, thereby making our public warrants worthless. We may redeem outstanding our Series A preferred convertible stock and November 2024 debentures.

•Currently outstanding options and warrants are exercisable for shares of our common stock. Additionally, we have previously issued preferred convertible stock, convertible debentures and convertible term loans. Any future exercise of such options or warrants, or conversion of such preferred convertible stock, convertible debentures or convertible term loans, would increase the number of shares of our common stock eligible for future resale in the public market and result in dilution to our stockholders.

ABOUT THE COMPANY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before buying common stock in this offering. You should carefully read this entire prospectus supplement, the accompanying prospectus, and any free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Nauticus Robotics,” the “Company,” “we,” “us,” and “our” refer to Nauticus Robotics, Inc. and its subsidiaries.

Overview

Nauticus Robotics is a developer of ocean robots, cloud software and services delivered to the ocean industry. Our portfolio includes fully autonomous underwater vehicles (“AUVs”), robotic manipulators, an open robotic operating system, and related consulting and prototype services with a strong alignment to offshore energy and national security interests. Our technology solutions enable autonomous operations for both the commercial and defense sectors. To effectively enter markets dominated by legacy solutions, we have developed innovative and value-driven technologies. Our flagship autonomous fully electric vehicle, Aquanaut, provides advantages over conventionally tethered Remotely Operated Vehicles (ROVs) and untethered AUVs. Aquanaut represents the next generation of subsea robotics integrating eight independent thrusters to precisely propel and position a hull design to maximize efficiency and speed high-resolution data collection, and autonomous fully electric manipulation comparable to traditional ROV operations. ToolKITT is a software platform that governs our suite of robotic products. It enables robots to perceive their environment, navigate in three dimensions, make autonomous decisions, and execute tasks with minimal human intervention. ToolKITT has been deployed on third party commercial ROVs and competing robotic platforms, enhancing our ability to offer advanced inspection and intervention services. This software also plays a critical role in next-generation inspection services, a key industry need for ensuring the integrity of subsea pipelines and offshore infrastructure. The Olympic Arm is a fully electric subsea manipulator designed for complex intervention tasks on both work-class ROVs and Aquanaut. Its patented electric actuators replace traditional hydraulic systems. The strategic acquisition of SeaTrepid International LLC (“SeaTrepid”) intends to integrate Nauticus AI-driven autonomy software, ToolKITT, into SeaTrepid's existing remotely operated vehicle (ROV) fleet. The combination will showcase unprecedented advancements in power efficiency and operational performance across the industry. The ability of ROVs and Aquanaut to seamlessly communicate at depth unlocks new service opportunities, enabling two autonomous systems to collaborate in delivering cutting-edge underwater solutions.

Our common stock trades on the Nasdaq Capital Market under the stock ticker symbol “KITT.”

Corporate Information

The address of our principal executive offices is 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598. Our phone number is (281) 942-9069. Our website address is www.nauticusrobotics.com.

THE OFFERING

Common stock offered by us
Shares of our common stock having an offering price of up to $92,000,000 or up to 53,025,937 shares, assuming the sale price of $1.735 per share, which was the closing price of our common stock on the Nasdaq Capital Market on October 29, 2025. The actual number of shares issued will vary depending on the sales price under this offering. From June 30, 2025 through the date hereof, the Company issued and sold 1,895,204 shares on a post-Reverse Split basis (including 1,663,925 shares issued after the Reverse Split, and 2,081,513 shares issued prior to the Reverse Split, which are equivalent to 231,279 shares on a post-Reverse Split basis) under this at-the-market offering for gross proceeds of approximately $7.02 million and net proceeds of approximately $6.74 million, after deducting commissions and offering expenses.

Shares Available	As of October 31, 2025, shares of our common stock with an aggregate offering price of up to $92,000,000 is available for sale.

Common stock to be outstanding immediately after the offering
Up to 66,516,807 shares, assuming sales of 53,025,937 shares at a price of $1.735 per share, which was the closing price of our common stock on the Nasdaq Capital Market on October 29, 2025, and excludes as of such date:

•1,880 shares of common stock issuable upon exercise of stock options outstanding under our equity incentive plans, with a weighted-average exercise price of $652.59 per share;

•60,602 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $83.25 per share;

•233,062 shares of common stock issuable upon conversion of outstanding convertible debentures.

•628,681 shares of common stock issuable upon conversion of outstanding convertible term loans;

•1,480,739 shares of common stock issuable upon conversion of outstanding preferred equity; and

•143,133 shares of common stock available for future issuance under our 2022 Omnibus Incentive Plan.

Plan of Distribution	“At the market offering” that may be made from time to time through or to Wainwright, as sales agent or principal. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. See “Use of Proceeds” beginning on page S-10 of the prospectus supplement dated June 30, 2025.

Risk Factors
Investing in our common stock involves significant risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-7 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information included in or incorporated by reference into this prospectus supplement, before deciding whether to invest in our common stock.

The Nasdaq Capital Market Symbol	KITT

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RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are on file with the Securities and Exchange Commission, or the SEC, and are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Securities Act and the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we are facing. These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows, financial condition, or prospects, and the common stock offered by means of this prospectus supplement, and could result in a partial or complete loss of your investment. Please also read “Cautionary Note Regarding Forward-Looking Statements” in the prospectus supplement dated June 30, 2025.

If we fail to satisfy the Nasdaq Capital Market continued listing requirements, our common stock could be delisted from the Nasdaq.

The listing of our common stock on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. The Company currently is subject to a discretionary panel monitor through February 18, 2026. If the Company is not able to meet the continued listing requirements of the Nasdaq, which require, among other things, that the minimum bid price of the Company’s common stock must be $1.00 or more for ten consecutive business days in the 180 day cure period from the date of a deficiency notice and either minimum stockholders’ equity of at least $2.5 million, market value of listed securities of at least $35 million, or net income from continuing operations of $500,000 in the most recent fiscal year or in two of the last three fiscal years, the Company’s common stock may be delisted.

On October 16, 2025, the Company received a letter from Nasdaq notifying the Company that, for the preceding 30 consecutive trading days, the market value of the Company’s listed securities had been below the minimum $35,000,000 requirement for continued listing on The Nasdaq Capital Market, pursuant to Nasdaq Listing Rule 5550(b)(2). The Company also did not meet the alternative $2,500,000 stockholders' equity requirement under Nasdaq Listing Rule 5550(b)(1). Accordingly, as described in the deficiency letter and the Company’s Form 8-K filing filed with the SEC on October 22, 2025, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s securities would be subject to suspension and delisting. The Company requested a hearing before the Panel, which is currently scheduled for December 4, 2025. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. Notwithstanding the foregoing, there can be no assurance that the Panel will grant the Company a further extension or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

A delisting of the Company’s common stock could negatively impact the Company by, among other things, reduce the liquidity and market price of its common stock; reduce the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact its ability to raise equity financing; decrease the amount of news and analyst coverage of the Company; and limit the Company’s ability to issue additional securities or obtain additional financing in future. In addition, delisting from the Nasdaq might negatively impact the Company’s reputation and, as a consequence, its business, operating results, cash flows, financial condition or securities.

Purchasers in this offering may experience immediate and substantial dilution in the book value of their investment.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 53,025,937 shares of our common stock are sold at a price of $1.735 per share pursuant to this prospectus supplement and the accompanying prospectus, which was the last reported sale price of our common stock on the Nasdaq on October 29, 2025, for aggregate gross proceeds of $92,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of ($0.48) per share, representing the difference between our as adjusted pro forma net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds”, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital through the sale of shares of our common stock, equity-linked securities, convertible securities, or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business.

In addition to this offering, we have issued and may in the future issue shares of our common stock, equity-linked securities, or securities convertible into our common stock to raise additional capital. To the extent we issue such securities, our stockholders may experience substantial dilution and the trading price of our common stock could decline. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, such debt or preferred securities could have rights senior to your rights as a common stock holder, which could impair the value of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of our stock.

We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our operating results, capital requirements, financial condition, prospects, and other factors our board of directors may deem relevant. If we do not pay dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates and you sell our common stock thereafter.

Sales of a substantial number of shares of our common stock in the public market or raising additional funds through debt or equity financing could cause our stock price to fall.

To the extent that we raise additional capital through the sale of equity, equity-linked securities, or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures, or declaring dividends. If we raise additional funds through collaborations, strategic collaborations, or partnerships, or marketing, distribution, or licensing arrangements with third parties, we may be required to limit valuable rights to our intellectual property, technologies, or future revenue streams, or grant licenses or other rights on terms that are not favorable to us. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our technologies.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. A substantial number of shares of common stock are being offered by this prospectus supplement. We cannot predict the number of these shares that might be sold nor the effect that future sales of the shares of our common stock would have on the market price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to a Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices, and number of shares of common stock sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Outstanding options and warrants are exercisable for shares of our common stock. Additionally, we have previously issued preferred convertible stock, convertible debentures and convertible term loans. Any future exercise of such options or warrants, or conversion of such preferred convertible stock, convertible debentures or convertible term loans, would increase the number of shares of our common stock eligible for future resale in the public market and result in dilution to our stockholders.

We have outstanding options (currently, with 1,880 underlying shares) and warrants (currently, with 60,602 underlying shares), we have previously issued preferred convertible stock (currently, with 1,480,739 underlying shares), convertible debentures (currently, with 233,062 underlying shares) and convertible term loans (currently, with 628,821 underlying shares). Any future exercise, conversion, or release of such securities would increase the number of shares of our common stock eligible for future resale in the public market and result in dilution to our stockholders. Sales of substantial numbers of shares of our common stock in the public market could materially and adversely affect the market price of our common stock. Certain of our securities also contain anti-dilution and similar provisions that in the future may have the effect of increasing the amount of issued and outstanding shares of our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $92,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our common stock under or fully utilize the Sales Agreement with Wainwright as a source of financing.

We will retain broad discretion over the use of the net proceeds to us from the sale of our common stock under this prospectus supplement, an investor will not have the opportunity to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds. We currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes.

The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors and will depend on a number of factors, including our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of June 30, 2025 was approximately ($5,675,340), or approximately ($1.37) per share. Net tangible book value per share represents the quotient calculated by dividing (i) our total tangible assets less total liabilities by (ii) the total number of shares of our common stock outstanding as of
June 30, 2025.

After giving effect to the conversion of Series A convertible preferred stock to common stock resulting in the issuance of 5,295,466 shares of common stock, the conversion of convertible term loans resulting in the issuance of 2,144,295 shares of common stock and the issuance and sales of 1,895,204 shares of common stock in this offering resulting in net proceeds of approximately $6.74 million subsequent to June 30, 2025, our pro forma net tangible book value as of June 30, 2025, would have been approximately ($5,675,340), or ($0.42) per share.

After giving further effect to the sale of 53,025,937 shares of common stock in this offering at an assumed public offering price of $1.735 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 29, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted pro forma net tangible book value as of June 30, 2025 would have been approximately $83,564,660 or approximately $1.26 per share. This represents an immediate increase in net tangible book value of approximately $1.68 per share to our existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value of approximately $0.48 per share to investors participating in this offering, as illustrated by the following table:

Assumed public offering price per share of our common stock	$1.735
Net tangible book value per share of our common stock as of June 30, 2025	$(1.37)
Pro forma net tangible book value per share of our common stock as of June 30, 2025 after giving effect to the conversion of preferred stock, the conversion of convertible term loans and issuances in this offering	$(0.42)
Increase in pro forma net tangible book value per share of our common stock attributable to our existing stockholders	$1.68
As adjusted pro forma net tangible book value per share of our common stock as of June 30, 2025 after giving effect to this offering	$1.26
Dilution in as adjusted pro forma net tangible book value per share of our common stock to investors in this offering	$0.48

The table above assumes for illustrative purposes that an aggregate of 53,025,937 shares of our common stock are sold at a price of $1.735 per share, the closing price of our common stock on the Nasdaq Capital Market on October 29, 2025, for aggregate gross proceeds of approximately $92,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 4,156,105 actual shares of common stock outstanding as of June 30, 2025 (after taking into effect the Reverse Split) and 66,516,807 shares of common stock outstanding on a pro forma basis after giving effect to the subsequent conversion of preferred stock, the conversion of term loans, and the sale of shares of common stock in this offering as described above, and excludes in each case, after taking into effect the Reverse Split:

•1,880 shares of common stock issuable upon exercise of stock options outstanding under our equity incentive plans, with a weighted-average exercise price of $652.59 per share;

•60,602 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $83.25 per share;

•233,062 shares of common stock issuable upon conversion of outstanding convertible debentures;

•628,821 shares of common stock issuable upon conversion of outstanding convertible term loans;

•1,480,739 shares of common stock issuable upon conversion of outstanding preferred equity; and

•143,133 shares of common stock available for future issuance under our 2022 Omnibus Incentive Plan.

To the extent that any of these outstanding securities are exercised or converted or we issue additional securities under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, equity-linked securities, or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF COMMON STOCK

We are offering shares of our common stock in this offering. See “Description of Capital Stock and Warrants" in the accompanying prospectus for more information regarding our shares of common stock.

PLAN OF DISTRIBUTION

We have entered into an At The Market Offering Agreement (the "Sales Agreement") with Wainwright under which we may issue and sell shares of our common stock, including the shares covered by this prospectus supplement and the accompanying prospectus having an aggregate gross sales price of up to $92,000,000 from time to time through or to Wainwright acting as agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Wainwright may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, and/or in any other method permitted by applicable law. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000 which was paid prior to the date hereof, up to $2,500 per calendar quarter, $25,000 for due diligence expenses in connection with a prior prospectus supplement, and $35,000 for due diligence expenses in connection with this prospectus supplement. We estimate that the total expenses for the offering of the shares covered by this prospectus supplement, excluding compensation and reimbursement payable to Wainwright under the terms of the Sales Agreement, will be approximately $275,000.

Settlement for sales of common stock will occur on the first trading day following the date on which any sales are made (or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and Wainwright, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

Wainwright will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or the termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus in violation of Regulation M. Wainwright and its affiliates may provide various investment banking, commercial banking, and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The At The Market Offering Agreement has been filed as an exhibit to a Current Report on Form 8-K on May 20, 2024. This prospectus supplement in electronic format may be made available on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement electronically.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Wainwright in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.nauticusrobotics.com. We may use our investor relations website to post important information for investors, including press releases, public conference calls and webcasts, and other information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following filings with the SEC. The contents on our website are not part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at our website.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Corporate Secretary Nauticus Robotics, Inc.
17146 Feathercraft Lane, Suite 450
Webster, TX 77598
(281) 942-9069

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus, or in any document previously incorporated by reference herein or therein have been modified or superseded. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus supplement incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit):

•our Annual Report on Form 10-K for fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;
•our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2025, and for the fiscal quarter ended June 30, 2025, filed with the SEC on August 11, 2025;
•our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 6, 2025, January 14, 2025, January 15, 2025, January 17, 2025, January 29, 2025, February 20, 2025, March 5, 2025 (as amended on May 29, 2025), March 19, 2025, March 25, 2025, April 2, 2025, June 25, 2025, July 1, 2025, July 21, 2025, July 28, 2025, August 7, 2025, August 8, 2025 (as amended on August 11, 2025), August 19, 2025, September 2, 2025, September 2, 2025, September 5, 2025, September 16, 2025, October 22, 2025, October 27, 2025 and October 27, 2025; and
•the description of our securities which is contained in a Registration Statement on Form 8-K filed on September 15, 2022 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We also incorporate by reference into this prospectus supplement all reports and documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities hereunder, but excluding any information deemed furnished and not filed with the SEC.